UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2022, Horizon Technology Finance Corporation (the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, issued a press release today announcing an amendment and extension its $100 million senior secured credit facility with a large U.S. based insurance company. A copy of the press release is furnished herewith as Exhibit 99.1.

On February 25, 2022, Horizon Funding I, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (the “Issuer”) executed a supplemental indenture (the “Second Supplemental Indenture”), which amended that certain indenture by and between the Issuer and U.S. Bank National Association, dated as of June 1, 2018 (the “Indenture”), which increased the maximum Commitment Amount from $100 million to $200 million, extended the Legal Final Payment Date to June 2028 and amended the Events of Defaults. Concurrently, the Issuer entered into the Second Amended and Restated Note Funding Agreement with the Initial Purchasers, as defined therein, (the “Second A&R Note Funding Agreement”). In addition, the Company entered into that certain Amendment No. 3 to the Sale and Servicing Agreement by and among the Issuer, the Company, HSLFI, and U.S. Bank National Association (the “Amendment No. 3”), which amended that certain Sale and Servicing Agreement by and among the Issuer, the Company as servicer, Horizon Secured Loan Fund I LLC, as originator and as seller (“HSLFI”), and U.S. Bank National Association, dated June 1, 2018 (the “Sale and Servicing Agreement”), as amended. The Amendment No. 3, among other things, (1) amended the interest rate both for borrowings both prior to the outstanding balance of the notes issued pursuant to the Indenture equaling $100 million (the “Upsize Event”), fixing the interest rate at the greater of (i) 4.60% and (ii) the USD mid-market swap rate plus 3.55% at the time of an Advance (as defined therein), and after the Upsize Event, fixing the interest rate at USD mid-market swap rate plus 3.00% at the time of an Advance, (2) amended the excess concentration amounts for contributed Cleantech investments, (3) amended the contributed investment criteria to include second lien term loans, (4) extended the term of the Investment Period Termination Date from June 5, 2022 to June 5, 2023 or such later date upon the mutual agreement of the Fund and the Noteholders, and (5) extended the Legal Final Payment Date from June 2027 to June 2028.

The description of the documentation related to the Amendment No. 3, the Second Supplemental Indenture and the Second A&R Note Funding Agreement contained in this Current Report on Form 8-K is only a summary of the material terms of the Amendment No. 3, the Second Supplemental Indenture and the Second A&R Note Funding Agreement and are qualified in their entirety by the terms of the Amendment No. 3, the Second Supplemental Indenture and the Second A&R Note Funding Agreement filed as exhibits hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Sale and Servicing Agreement, dated as of June 1, 2018, by and among Horizon Funding I, LLC, the issuer, Horizon Secured Lending Fund I LLC, as originator and seller, Horizon Technology Finance Corporation, the servicer, and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on June 26, 2020).
10.2	Amendment No. 3 to Sale and Servicing Agreement, dated as of February 25, 2022, by and among Horizon Funding I, LLC, the issuer, Horizon Secured Lending Fund I LLC, as originator and seller, Horizon Technology Finance Corporation, the servicer, and U.S. Bank Trust Company, National Association.
10.3	Second Amended and Restated Note Funding Agreement, dated as of February 25, 2022, between Horizon Funding I, LLC, the issuer, and the Initial Purchasers (as defined therein).
10.4	Indenture, dated as of June 1, 2018, by and between Horizon Funding I, LLC, the issuer, and U.S. Bank National Association (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed on June 26, 2020).
10.5	Second Supplemental Indenture, dated as of February 25, 2022, by and between Horizon Funding I, LLC, the issuer, and U.S. Bank Trust Company, National Association.
99.1	Press release date February 28, 2022 (furnished herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2022	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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